Exhibit 99.1

RYVYL Announces Retirement of Chairman and Co-founder Ben Errez; Repositions Business to Focus on Crypto Treasury Management

SAN DIEGO, CA – August 15, 2025 – RYVYL Inc. (NASDAQ: RVYL) (“RYVYL” or the “Company”) today announced the retirement of Chairman and Co-founder Ben Errez, effective August 31, 2025. RYVYL is repositioning its business to focus on crypto treasury management, beginning with a core strategy centered on building a crypto treasury to support long-term growth.

“We thank Ben for his exceptional leadership and commitment to RYVYL,” said Fredi Nisan, CEO, Co-founder and Director of RYVYL. “Serving in multiple executive capacities, including Chairman. Ben was instrumental in shaping RYVYL’s strategic vision, scaling our operations, and driving innovation across our platform. RYVYL will continues to enjoy Ben’s talents as he independently advises the company through the end of the year. We thank him for his dedication, vision, and years of impactful service.”

On June 16, 2025, the Company announced strategic actions and an enhanced business plan to include a digital asset acquisition strategy. The company plans to accumulate crypto as a reserve asset, viewing it as both a long-term store of value and a means to strengthen financial resilience and strategic flexibility.

“Our decision to shift our business reflects a deliberate, long-term approach to integrating digital assets into our treasury,” continued Nisan. “We see crypto as a promising reserve asset class that complements our goal of enhancing balance sheet strength and positioning the Company for future financial innovation.”

About RYVYL

RYVYL Inc. (NASDAQ: RVYL) was born from a passion for empowering a new way to conduct business-to-business, consumer-to-business, and peer-to-peer payment transactions around the globe. By leveraging electronic payment technology for diverse international markets, RYVYL is a leading innovator of payment transaction solutions reinventing the future of financial transactions. Since its founding as GreenBox POS in 2017 in San Diego, RYVYL has developed applications enabling an end-to-end suite of turnkey financial products with enhanced security and data privacy, world-class identity theft protection, and rapid speed to settlement. As a result, the platform can log immense volumes of immutable transactional records at the speed of the internet for first-tier partners, merchants, and consumers around the globe. www.ryvyl.com

Cautionary Note Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements that are characterized by future or conditional words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information.

By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

IR Contact:

David Barnard, Alliance Advisors Investor Relations, 415-433-3777, ryvylinvestor@allianceadvisors.com